EXHIBIT 3.1

FORM CD-74-10M-10-79-152328

The Commonwealth of Massachusetts

Examiner
	MICHAEL JOSEPH CONNOLY	FEDERAL IDENTIFICATION
Secretary of State
	ONE ASHBURTON PLACE, BOSTON, MASS: 02108	NO. 04-2454372

RESTATED ARTICLES OF ORGANIZATION

General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organizations. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Bernard M. Gordon	,President and
	Lawrence M. Levy	,Clerk of

ANALOGIC CORPORATION

(Name of Corporation)

located at	8 Centennial Drive, Peabody, MA 01961

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on February 26, 1986, by vote of

13, 316,874	shares of	Common Stock	out of	19, 099, 786	shares outstanding,
(Class of Stock)
	shares of		out of		shares outstanding, and
(Class of Stock)
	shares of		out of		shares outstanding,
(Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

1.	The name by which the corporation shall be known is:

Analogic Corporation

2.	The purposes for which the corporation is formed are as follows: -

C P M RA	☐ ☒ ☐ ☐	(a)	To engage in basic research in all forms of sciences, including but not limited to electronics, and to manufacture and sell electronic and other types of scientific instruments, and to do any and all acts necessary to effect these purposes; and
		(b)	To carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.

13
P.C.
Note: If the space provided under any article or item on this form is insufficient. Additions shall be set forth on separate 8 1/ 2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3.	The total number of shares and the per value, if any, of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE
Preferred	NONE	NONE	—

Common	NONE	30,000,000	$.05

*4.

If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

NONE

*5.	The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

NONE

*6.

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders or of any class of stockholders:

See Article 6 continuation pages attached hereto and incorporated herein by reference.

If there are no such provisions, state “None.”

ANALOGIC CORPORATION

RESTATED ARTICLES OF ORGANIZATION

Continuation Page

ARTICLE 6

The other lawful provisions for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholder, are set forth in this Article 6.

a. By-Laws. The By-laws may provide that the directors may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

b. Meetings. Meetings of the stockholders of the corporation may be held anywhere in the United States.

c. Acting as Partner. The corporation may be a general or limited partner in any business enterprise it woul have power to conduct by itself.

d. Vote Required for Certain Business Combinations: See Exhibit B attached hereto.

e. Purchases of Stock of the Corporation: See Exhibit C attached hereto.

f. Classified Board of Directors: See Exhibit D attached hereto.

EXHIBIT B

FAIR PRICE

AMENDMENT TO THE RESTATED

ARTICLES OF ORGANIZATION

The Restated Articles of Organization shall include the following Provision in Article 6:

d. Vote Required for Certain Business Combinations

(A) In addition to any affirmative vote required by law or these Restated Articles of Organization, and except as otherwise expressly provided in paragraph B of this Provisions:

1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as such term is hereinafter defined) of an Interested Stockholder; or

2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition would be, an Affiliate of an Interested Stockholder, directly or indirectly, of substantially all of the assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary; or

3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, or both, to (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof); or

4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder; or

5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate of an Interested Stockholder;

shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least 80% of the combined voting power, of the then outstanding shares of Voting Stock (as hereinafter defined) voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in these Restated Articles of Organization or in any agreement with any national securities exchange or otherwise.

(B) The provisions of paragraph (A) of this Provision shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as a required by law and any other provision of these Restated Articles of Organization, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

(1) The transaction consituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of common Stock in such Business Combination shall be at least equal to the higher of the following:

(a) (if applicable) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two-year period immediately prior to the Determination Date (as hereinafter defined) or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

(b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

2. If the transaction consituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class and series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular of Voting Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date, (ii) within the two-year period Interested Stockholder, whichever is highest; or

(b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

(c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitle in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determination in accordance with subparagraphs 1 and 2 of this paragraph shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event,

4. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

(a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding preferred stock;

(b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

(c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock as part of the transaction in which it became an Interested Stockholder:

5. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance of any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act rules or regulations) shall be mailed to the stockholders of the Corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to be the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

(C) For the purposes of this Provision:

1. “Business Combination” shall mean any transaction which is referred to in any one or more of subparagraphs I though 5 of paragraph A) of this Provision.

2. “Voting Stock” shall mean stock of all classes and series of the Corporation entitled to vote generally in the elections of directors.

3. “Person” shall mean any individual, firm, trust, partnership, association, corporation or other entity.

4. “Interested Stockholder” shall mean any person (other than the Corporation, any Subsidiary or any person who on November 20, 1985 was the beneficial owner, directly or indirectly, of more than 5% of the Common Stock of the Corporation) who or which:

(a) is the beneficial owner, directly or indirectly, of more than 5% of the combined voting power of the then outstanding Voting Stock; or

(b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 5% of the combined voting power of the then outstanding Voting Stock; or

(c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of transactions involving a Public Transaction.

For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

5. “Public Transaction” shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

6. A person shall be a “beneficial owner” of any Voting Stock:

(a) which such person or any of its Affiliates beneficially owns, directly or indirectly; or

(b) which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

7. “Affiliate” shall have the meaning ascribed to such term in Rule 22-b2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 1, 1985.

8. “Subsidiary” shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11.1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 1, 1983) is owned, directly or indirectly, by the Corporation; provided, however, that, for the purposes of the definition of Interested Stockholder set forth in subparagraph 4, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

9. “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder and was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

10. “Announcement Date” shall mean the date of the first public announcement of the proposed Business Combination.

11. “Determination Date” shall mean the date on which an Interested Stockholder became an Interested Stockholder.

12. “Fair Market Value” shall mean (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the National Market System of the National Association of Securities Dealers Automated Quotation System or any system then in use on any national securities exchange or automated quotation system, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

(D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Provision, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Provision, including without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate of another, (4) whether the requirements of paragraph (B) of this Provision have been met and (5) such other matters with respect to which a determination is required under this Provision. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Provision.

(E) Nothing contained in this Provision shall be construed to relieve an Interested Stockholder of any fiduciary obligation imposed by law.

(F) Notwithstanding any other provisions of these Restated Articles of Organization or the By-laws of the Corporation or the fact that a lesser percentage may be specified by law, these Restated Articles of Organization or the By-laws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Provision.

EXHIBIT C

GREENMAIL PREVENTION

AMENDMENT TO THE RESTATED

ARTICLES OF ORGANIZATION

The Restates Articles of Organization shall include the following Provision in Article 6:

e. Purchases of Stock of the Corporation

(A) Except as otherwise expressly provided in this Provision, the Corporation may not purchase any share of Common Stock at a per share price in excess of the Fair Market Price (as hereinafter defined) as of the time of such purchase from a person known by the Corporation to be a Substantial Stockholder (as hereinafter defined) unless such purchase has been approved by the affirmative vote of the holders of at least two-thirds of the shares of Common Stock voted thereon held by Disinterested Stockholders (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in these Restated Articles of Organization or in any agreement with any national securities exchange or otherwise.

(B) The provisions of this Provision shall not apply to (1) any purchase pursuant to an offer to purchase which is made on the same terms and conditions to the holders of all of the outstanding shares of Common Stock or (2) any open market purchase that constitutes a Public Transaction (as hereinafter defined).

(C) For purposes of this Provision:

1. “Person” shall mean any individual, firm, trust, partnership, association, corporation or other entity.

2. “Substantial Stockholder” shall mean any person (other than any employee benefit plan or trust of the Corporation or any similar entity) who or which:

(a) is the beneficial owner of more than 5% of the combined voting power of the then outstanding Common Stock, the acquisition of any shares of which has occurred within the two-year period immediately prior to the date on which the Corporation purchases any such shares; or

(b) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Common Stock beneficially owned by a Substantial Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction or any series of transactions involving a Public Transaction and, with respect to all shares of Common Stock owned by such person, has been the beneficial owner of any such shares for a period of less than two years (including for these purposes, the holding period of the Substantial Stockholder from whom such person acquired shares).

For the purposes of determining whether a person is a Substantial Stockholder, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 below but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

3. “Public Transaction” shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open market purchase shares on a national securities exchange if, in either case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

4. A person shall be a “beneficial owner” of any Common Stock:

C-1

(a) which such person or any of its Affiliates beneficially owns, directly or indirectly; or

(b) which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any share of Common Stock.

5. “Affiliate” shall have the meeting ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 1, 1983.

6. “Disinterested Stockholders” shall mean those holders of Common Stock who are not Substantial Stockholders.

7. “Fair Market Value” shall mean the highest closing sale price on the National Market System of the National Association of Securities Dealers Automated Quotation System or any system then in use or any national securities exchange or automated quotation system, or if no such quotations are available the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith.

8. “Voting Stock” shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of directors.

(D) A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Provision, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Provision, including without limitation, (1) whether a person is a Substantial Stockholder, (2) the number of shares of Common Stock beneficially owned by any person, (3) whether a person is an Affiliate of another, (4) whether a price is in excess of the Fair Market Price, (5) whether a purchase constitutes a Public Transaction and (6) such other matters with respect to which a determination is required under this Provision. The good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all purposes of this Provision.

(E) Nothing contained in this Provision shall be construed to relieve a Substantial Stockholder from any fiduciary obligation imposed by law.

(F) Notwithstanding any other provisions of these Restated Articles of Organization or the By-laws of the Corporation or the fact that a lesser percentage may be specified by law, these Restated Articles of Organization or the By-laws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Provision.

C-2

EXHIBIT D

CLASSIFIED BOARD OF DIRECTORS

AMENDMENT TO RESTATED ARTICLES OF ORGANIZATION

The Restated Articles of Organization shall include the following Provision in Article 6:

f. Classified Board of Directors

(1) The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the number of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected initially into each class. In the election of Directors at the 1966 Annual Meeting of the Stockholders, the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of the stockholders thereafter, the Class II Directors shall be elected to hold office for a term to expire with the second annual meeting of the stockholders thereafter; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of the stockholders thereafter, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held after the 1986 Annual Meeting of the Stockholders, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

(2) Sections 2, 3, 4, 5, 6 and 15 of ARTICLE TWO of the By-laws of the Company shall not be amended, repealed or altered except by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock (as defined in Article 6. Section (e) of these Restated Articles of Organization), voting together as a single class.

(3) Notwithstanding any other provisions of these Restated Articles of Organization or the By-laws of the Corporation or the fact that a lesser percentage may be specified by law, these Restated Articles of Organization or the By-laws of the Corporation, the affirmative vote of the holders of least 80% of the combined voting power of the then outstanding Voting Stock (as defined in Article 6 Section (f) of these Restated Articles of Organization), voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this Provision.

D-1

*We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles

Article 6

(* If there are no such amendments, state “None”.)

Briefly describe amendments in space below:

1. Article 6(c)	–	Allowing corporation to act as a partner in any business enterprise.

2. Article 6(d)	–	Adding Fair Price Amendment for certain business combinations.

3. Article 6(e)	–	Adding Greenmail Prevention Amendment regarding certain purchases by the corporation of its shares of Common Stock.

4. Article 6(f)	–	Permitting classified Board of Directors with staggered terms of office.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 26th day of February in the year 1986

President
Clerk

THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION

(General Laws, Chapter 1563, Section 74)

I hereby approve the within restated articles of

organization and, the filing fee in the amount of

$225 having been paid, said articles are

deemed to have been filed with me this 3RD

day of March, 1986.

MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

TO:	Lawrence M. Levy, Esquire
Brown, Rudnick, Freed & Gesmer
One Federal Street
Boston, MA 02110

Telephone	(617) 542-3000

Copy Mailed

FORM CD-/2-3DM-4788-808881

Examiner	The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
FEDERAL IDENTIFICATION
NO. 04-2454372
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Bernard M. Gordon	, President/ and
	Lawrence M. Levy	, Clerk/ of

Analogic Corporation
(Name of Corporation)

located at	8 Centennial Drive, Peabody, Massachusetts 01961

Name Approved	do hereby certify that the following amendment to the Restated articles of organization of the corporation was duly adopted at a meeting held on January 27, 1988, by vote of

	13,806,725	shares of	common stock	out of	16,689,211	shares outstanding,
(Class of Stock)

		shares of		out of		shares outstanding, and
(Class of Stock)

		shares of		out of		shares outstanding,
(Class of Stock)

	CROSS OUT INAPPLICABLE CLAUSE	being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:[2]

See attached Exhibit “A”

C ☐
P ☐
M ☐

[1]For amendments adopted pursuant to Chapter 156B Section 70

[2]For amendments adopted pursuant to Chapter 156B, Section 71

5	Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated
P.C.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is: n/a

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON
PREFERRED

CHANGE the total to: n/a

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON
PREFERRED

EXHIBIT A

VOTED:        To amend Article 6 of the Articles of Organization of the Corporation by adding a new paragraph to read as follows:

No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, notwithstanding any other provision of law to the contrary. However, notwithstanding the foregoing, a director shall be liable to the extent required by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived any improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 9th day of March in the year 1988.

President

Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 15th day of March, 1988.

MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Denise M. Gobeo, Paralegal
Brown, Rudnick, Freed & Gesmer
One Financial Center
Boston, MA 02111

Telephone	(617) 330-9000

Copy Mailed

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

Analogic Corporation, having a registered office at 8 Centennial Drive, Peabody, Massachusetts 01961, certifies as follows:

FIRST, Article 6(f) of the Restated Articles of Organization of the corporation, including Exhibit D to the Restated Articles of Organization referenced therein, is amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on November 26, 2007 by the board of directors and January 28, 2008 by the shareholders in the manner required by law and the Restated Articles of Organization.

THIRD, the specific text of the amendments effected by this Amendment is as follows:

ARTICLE 6(f) is amended to read as follows:

Election of Directors: See Exhibit D attached hereto.

EXHIBIT D to the Restated Articles of Organization referenced in Article 6(f) is amended such that it is replaced in its entirety with Exhibit D attached hereto.

FOURTH, this Amendment does not authorize an exchange or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH, this Amendment does not change the number of shares or par value (if any) of any type, or designate a class or series, of stock, or change a designation of any class or series of stock.

The foregoing amendments will become effective at the time and on the date when these Articles of Amendment are approved by the Division.

Signed by                 /s/ John J. Fry

(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer,

☐	Court-appointed fiduciary,

on this 31st day of January, 2008.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 31st day of January 2008, at 3:53 p.m.

Effective date:         January 31, 2008

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Contact information:

John J. Fry

Analogic Corporation

8 Centennial Drive

Peabody, MA 01961

Telephone: 978-326-4000

Email: jfry@analogic.com

EXHIBIT D

AMENDMENT TO RESTATED ARTICLES OF ORGANIZATION

ELECTION OF DIRECTORS

The Restated Articles of Organization shall include the following Provision in Article 6:

f. Election of Directors

Until the division of Directors into classes is terminated as provided below, the Directors of the Corporation shall be divided into three classes: (Class I, Class II, and Class III). Each class shall consist, as nearly as may be possible, of one-third of the whole number of the board of directors. At the 2008 Annual meeting of Stockholders, the Class I Directors shall be elected for terms expiring at the 2011 Annual meeting of Stockholders; at the 2009 Annual meeting of Stockholders, the Class II Directors shall be elected for terms expiring at the 2010 Annual meeting of Stockholders; at the 2010 Annual meeting of Stockholders, both the Class II and Class III Directors shall be elected for terms expiring at the 2011 Annual meeting of Stockholders; and at the 2011 Annual meeting of Stockholders and at each Annual meeting of Stockholders thereafter, all Directors shall be elected for terms expiring at the next Annual meeting of Stockholders (or, in each case above, until their successors shall be elected and qualified). From and after the 2011 Annual meeting of Stockholders, the Directors shall no longer be divided into classes. For so long as the Directors are divided into classes, if the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

Analogic Corporation, having a registered office at 8 Centennial Drive, Peabody, Massachusetts 01960, certifies as follows:

FIRST, The Restated Articles of Organization of the corporation are amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on June 3, 2008 by the board of directors and January 26, 2009 by the shareholders in the manner required by law and the Restated Articles of Organization.

THIRD, the specific text of the amendments effected by this Amendment is as follows:

ARTICLE 6 is amended by adding the following paragraph h:

h. Required Vote for Election of Directors. The By-laws of the Corporation may, but are not required to, provide that at a meeting of stockholders other than a contested election meeting (as such term may be defined in the By-laws), a nominee for director shall be elected to the board of directors only if he or she receives the affirmative vote of a majority of the votes cast in that election, and in a contested election meeting, directors shall be elected by a plurality of the votes cast at such contested election meeting.

FOURTH, this Amendment does not authorize an exchange or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH, this Amendment does not change the number of shares or par value (if any) of any type, or designate a class or series, of stock, or change a designation of any class or series of stock.

The foregoing amendments will become effective at the time and on the date when these Articles of Amendment are approved by the Division.

Signed by	/s/ Bruce Garr
(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer,

☐	Court-appointed fiduciary,

on this 27th day of January 2009.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 27th day of January 2009, at 3:40 p.m.

Effective date:	January 27, 2009
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Contact information:

Bruce Garr

Analogic Corporation

8 Centennial Drive

Peabody, MA 01960

Telephone: 978/326-4209

Email: bgarr@analogic.com